UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2004 (September 7, 2004)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

On September 7, 2004, National Health Investors, Inc. announced it would pay a third quarter dividend in the amount of 42.5 cents payable to shareholders of record on September 30, 2004 and payable November 10, 2004. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: September 8, 2004

Exhibit Index

Number	Exhibit
99	Press release dated September 7, 2004

EXHIBIT 99

For Release: September 7, 2004

Contact: Gerald Coggin, VP of Investor Relations

Phone: (615) 890-9100

NHI Sets Third Quarter Dividend at 42.5 Cents

MURFREESBORO, Tenn.-National Health Investors, Inc., (NYSE:NHI) announced today that it will pay a third quarter dividend of 42.5 cents per common share to shareholders of record on Sept. 30 and payable on Nov. 10.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI. Additional information including NHI's most recent press releases may be obtained on NHI's web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward -looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's best judgment as of the date of this release.